                                                                   EXHIBIT 99.01
                             CARDINAL HEALTH, INC.

                                     PROXY


                     5555 GLENDON COURT, DUBLIN, OHIO 43016


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints ROBERT D. WALTER and GEORGE H. BENNETT, JR., and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all of the common shares ("Cardinal Common Shares"), without par value, of Cardinal Health, Inc. ("Cardinal") held of record by the undersigned at the close of business on June 22, 1998, at the Special Meeting of Cardinal Shareholders to be held on July 28, 1998, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

            PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

1. Proposal to approve, authorize and adopt the Agreement and Plan of Merger, dated as of May 17, 1998, by and among Cardinal, R.P. Scherer Corporation and GEL Acquisition Corp.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

2. Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. In their discretion, to vote upon such other business as may properly come before the meeting.

                  (continued and to be signed on reverse side)

    RECEIPT OF NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

    PLEASE SIGN AS YOUR NAME APPEARS HEREIN. IF SHARES ARE HELD JOINTLY, ALL HOLDERS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, INDICATING WHERE PROPER, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.

                                     Dated:                              , 1998
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                                              SIGNATURE(S) OF SHAREHOLDER(S)

                                                 VOTES MUST BE INDICATED
                                              [X] IN BLACK OR BLUE INK. [X]

                                           SIGN, DATE AND RETURN THE PROXY CARD
                                           PROMPTLY USING THE ENCLOSED ENVELOPE.